Consent of Independent Accountants



      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 1999, except as to the third and fourth sentences of the first paragraph of Note 3 to which the date is March 31, 1999, relating to the financial statements, which is incorporated by reference in V-One Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.



                                        /s/PricewaterhouseCoopers LLP
                                        -----------------------------------






McLean, Virginia
April 14, 2000